Exhibit 99.1

Rock Creek Pharmaceuticals Issues Update On

US Investigational New Drug Application

Sarasota, FL. July 11, 2014 /PRNewswire/ Rock Creek Pharmaceuticals, Inc. (NASDAQ: RCPI), an emerging biotechnology company, today announced that the Food and Drug Administration (“FDA”), has notified the Company that the agency will provide comments on RCP’s Investigational New Drug (“IND”) application before granting the Company permission to start its clinical trial in the US.

Dr. Chris Chapman, RCP’s President, commented, “We appreciate the agency’s review and comments on our IND. When we receive the agency’s official comments and/or recommendations, we will respond expeditiously. We look forward to moving this important product through the regulatory process.”

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, including the continued development and market acceptance of our nutraceutical dietary supplements products, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices and the outcome of the ongoing investigations as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 17, 2014. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

About Rock Creek Pharmaceuticals, Inc.

Rock Creek Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of new drugs, formulations and compounds that provide therapies for inflammatory conditions, clinical immunology, neurological disease and behavioral health. Additionally, through its subsidiary RCP Development, the Company is engaged in the manufacturing and sale of nutraceutical dietary supplements designed to promote maintenance of a healthy metabolism and lifestyle.

For more information, visit: http://www.rockcreekpharma.com

CONTACT:

Ted Jenkins
Vice President, Corporate Strategy, Development, Investor Relations
Rock Creek Pharmaceuticals
tjenkins@rockcreekpharma.com